/Letterhead/

                      Schvaneveldt & Company
                   Certified Public Accountant
                275 East South Temple, Suite #300
                    Salt Lake City, Utah 84111
                          (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.



               Consent of Darrell T. Schvaneveldt
                       Independent Auditor




     I consent to the use, of our report dated March 17, 1999, in the filing of the Form 10KSB, on the financial statements of The
Financial Group Connection, Inc., dated December 31, 1998, included herein and to the reference made to me.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
October 18, 1999